Exhibit 23.4

CONSENT OF REX CLAIR BRYAN

The undersigned hereby states as follows:

I, Rex Clair Bryan, assisted with the preparation of the “S-K 1300 Technical Report Summary - Mt Todd Gold Project - 50,000 tpd Feasibility Study – Northern Territory, Australia” with an effective date of December 31, 2021 and an issue date of February 9, 2022, and the “NI 43-101 Technical Report - Mt Todd Gold Project - 50,000 tpd Feasibility Study – Northern Territory, Australia” with an effective date of December 31, 2021 and an issue date of February 9, 2022, for Vista Gold Corp. (the “Company”), portions of each of which are summarized (the “Summary Material”) in this Annual Report on Form 10-K for the year ended December 31, 2021 (the “Form 10-K”).

I hereby consent to the incorporation by reference in the Company’s Registration Statements on Form S-3 (Nos. 333-239139, 333-257746 and 333-261225) and any amendments thereto, and in the related prospectuses, and in the Company’s Registration Statements on Form S-8 (Nos. 333-239184, 333-225031, 333-134767, 333-153019, 333-191507, 333-191505) of the Summary Material concerning the technical reports and the reference to my name as set forth above in the Form 10-K.

Date: February 24, 2022	By: /s/ Rex Clair Bryan

Name: Rex Clair Bryan